                                                                  Exhibit 12.1


Statement Re: Computation of
Ratio of Earnings to Fixed Charges
of Loomis, Fargo & Co.


                                                                                    Six                         Three
                                                 Years Ended                    Months Ended                 Months Ended
                                                  June 30,                      December 31,                   March 31,
                                     ----------------------------------     -----------------------     ------------------------
                                       1994         1995         1996        1995            1996         1996            1997
                                     --------     --------     --------     -------        --------     --------        --------
Operating income                     $  2,020     $  3,124     $  4,186       1,855        $  3,691     $    817        $   (112)
Interest portion of rental expense
  on noncancelable leases                 969          998        1,031         534             593          278             698
                                     --------     --------     --------     -------        --------     --------        --------
    Earnings                         $  2,989     $  4,122     $  5,217       2,389        $  4,284     $  1,095        $    586
                                     ========     ========     ========     =======        ========     ========        ========

Interest expense                     $  3,053     $  3,158     $  2,981     $ 1,528        $  1,445     $    734        $  3,078
Interest portion of rental expense
  on noncancelable leases                 969          998        1,031         534             593          278             698
                                     --------     --------     --------     -------        --------     --------        --------
    Fixed charges                    $  4,022     $  4,156     $  4,012       2,062        $  2,038     $  1,012        $  3,776
                                     ========     ========     ========     =======        ========     ========        ========

Ratio of earnings to fixed charges        0.7          1.0          1.3         1.2             2.1          1.1             0.2
                                     ========     ========     ========     ========        ========    ========        ========

Insufficiency of earnings to cover
  fixed charges                      $    1.0                                                                           $    3.2
                                     ========                                                                           ========